Exhibit 10.7
INTERCONTINENTALEXCHANGE, INC.
2003 RESTRICTED STOCK DEFERRAL PLAN FOR OUTSIDE DIRECTORS
As Amended and Restated Effective December 31, 2008
     1. PURPOSE
     The purpose of the IntercontinentalExchange, Inc. (the “Corporation”) 2003 Restricted Stock Deferral Plan for Outside Directors (the “Plan”) is to aid the Corporation in attracting and retaining Outside Directors by encouraging and enabling the acquisition of a financial interest in the Corporation through the issuance of Restricted Stock or Restricted Stock Units and thereby providing Outside Directors a stake in the growth and profitability of the Corporation, in order to enable them to represent the viewpoint of other shareholders of the Corporation more effectively.
     2. DEFINITIONS
     The following words and phrases when used in the Plan, unless otherwise specifically defined or unless the context clearly otherwise requires, shall have the following respective meanings:
     (a) “Board” shall mean the board of directors of the Corporation.
     (b) “Cause” shall mean:
          (1) The Outside Director is convicted of, pleads guilty to, or confesses or otherwise admits to any felony or any act of fraud, misappropriation or embezzlement;
          (2) The Outside Director knowingly engages in any act or course of conduct or knowingly fails to engage in any act or course of conduct (i) which is reasonably likely to adversely affect the Corporation’s right or qualification under applicable laws, rules or regulations to serve as an exchange or other form of a marketplace for trading commodities or (ii) which violates the rules of any exchange or market on which the Corporation effects trades (or at such time is actively contemplating effecting trades) and which is reasonably likely to lead to a denial of the Corporation’s right or qualification to effect trades on such exchange or market;
          (3) There is any act or omission by the Outside Director involving malfeasance or gross negligence in the performance of the Outside Director’s duties and responsibilities to the material detriment of the Corporation; or
          (4) The Outside Director breaches in any material respect any of the provisions of any applicable service agreement or violates in any material respect any generally applicable code of conduct which is distributed in writing to the Corporation’s directors; provided, however,
          (5) No such act or omission or event shall be treated as “Cause” unless (i) the Outside Director has been provided a detailed, written statement of the basis for the Corporation’s belief such act or omission or event constitutes “Cause” and an opportunity to meet with the Board (together with the Outside Director’s counsel if the Outside Director chooses to have the Outside Director’s counsel present at such meeting) after the Outside

Director has had a reasonable period in which to review such statement and, if the act or omission or event is one which can be cured by the Outside Director, the Outside Director has had at least a thirty (30) day period to take corrective action and (ii) the Board after such meeting (if the Outside Director exercises the Outside Director’s right to have a meeting) and after the end of such thirty (30) day correction period (if applicable) determines reasonably and in good faith and by the affirmative vote of at least a majority or, after a Change in Control, at least three fourths of the members of such Board then in office at a meeting called and held for such purpose that “Cause” does exist; provided, however, the Outside Director shall have no right to participate in such vote, and the number of members needed to constitute a majority of, or three fourths of, whichever is applicable, the members of the Board shall be determined without counting the Outside Director as a member of the Board.
     (c) “Change in Control” means the occurrence of any of the following events:
          (1) Any “person” (as that term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), is or becomes the beneficial owner (as defined in Rule 13d-3 under such Act), directly or indirectly, of securities representing 30% or more of the combined voting power of the then outstanding securities of the Corporation eligible to vote for the election of the members of the Board unless (i) such person is the Corporation or a Subsidiary, (ii) such person is an employee benefit plan (or a trust which is a part of such a plan) which provides benefits exclusively to, or on behalf of, employees or former employees of the Corporation or a Subsidiary, (iii) such person is an underwriter temporarily holding such securities pursuant to an offering of such securities, (iv) such person is the Outside Director, an entity controlled by the Outside Director or a group which includes the Outside Director or (v) such person acquired such securities in a Non-Qualifying Transaction (as defined in (4) below);
          (2) During any period of two consecutive years or less beginning after the closing date of the initial public offering of the common stock of the Corporation, individuals who at the beginning of such period constitute the Board cease, for any reason, to constitute at least a majority of such Board, unless the election or nomination for election of each new director was approved by at least two-thirds of the directors then still in office who were directors at the beginning of the period (either by a specific vote of such directors or by the approval of the Corporation’s proxy statement in which each such individual is named as a nominee for a director without written objection to such nomination by such directors); provided, however, that no individual initially elected or nominated as a director of the Corporation as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be approved;
          (3) Any dissolution or liquidation of the Corporation or any sale or the disposition of 50% or more of the assets or business of the Corporation, or
          (4) The consummation of any reorganization, merger, consolidation or share exchange or similar form of corporate transaction involving the Corporation unless (i) the persons who were the beneficial owners of the outstanding securities eligible to vote for the election of the members of the Board immediately before the consummation of such transaction hold more than 60% of the voting power of the securities eligible to vote for the members of the board of directors of the successor or survivor corporation in such transaction immediately following the consummation of such transaction and (ii) the number of the securities of such successor or survivor corporation representing the voting power described in (i) above held by the persons described in (i) above immediately following the consummation of such transaction is beneficially owned by each such person in substantially the same proportion that each such person had beneficially owned the outstanding securities eligible to vote for the election of the members of the Board immediately before the consummation of such transaction, provided (iii) the percentage described in (i) above of the securities of the successor or survivor corporation and the number described in (ii) above of the securities of the successor or survivor corporation shall be determined exclusively by reference to the securities of the successor or survivor corporation which result from the beneficial ownership of shares of common stock of the Corporation by the persons described in (i) above immediately before the consummation of such transaction (any transaction which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a “Non-Qualifying Transaction”).
     (d) “Committee” shall mean the Compensation Committee of the Board. In addition the Board shall have all the powers of the Committee.
     (e) “Corporation” shall mean IntercontinentalExchange, Inc., a Delaware corporation.
     (f) “Disability” shall mean any physical or mental condition which renders the Outside Director unable even with reasonable accommodation by the Corporation to perform the essential functions of the Outside Director’s job for at least a one hundred and eighty (180) consecutive day period and which would make a participant in the Corporation’s long term disability plan as of the date that the Outside Director service terminates eligible to receive benefits.
     (g) “Fair Market Value” shall mean the value of one share of Stock, determined as follows:
          (1) if the Stock is traded on an exchange, the price at which Stock was traded at the close of business on the date of valuation;
          (2) if the Stock is traded over-the-counter on the NASDAQ System, the mean between the bid and asked prices on the System at the close of business on the date of valuation; and
          (3) if neither Paragraph (1) nor Paragraph (2) is applicable, the fair market value as determined by the Committee in its sole and absolute discretion, in good faith. This determination shall be conclusive and binding on all persons.
If Fair Market Value has not been determined as of a particular date, the Fair Market Value as of such date shall be deemed to be the Fair Market Value as of the date that Fair Market Value was most recently determined.
     (h) “Outside Director” shall mean any person who is a member of the Board and who is not a full-time employee of the Corporation or any of its subsidiaries.
     (i) “Plan” shall mean this 2003 IntercontinentalExchange, Inc. Restricted Stock Deferral Plan for Outside Directors, as it may be amended from time to time.

     (j) “Restricted Stock” shall mean Stock subject to the restrictions described in Section 5.
     (k) “Restricted Stock Units” shall means the units credited to the bookkeeping account maintained pursuant to Section 6.
     (l) “Retirement” means the Outside Director’s retirement from the Board at the end of the full term for which the Outside Director was elected, retirement from the Board at any time at or after age 70, or retirement at any time with the consent of the Board.
     (m) “Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended.
     (n) “Separation from Service” means an Outside Director’s “separation from service” with the Corporation within the meaning of Section 409A(a)(2)(A)(i) of the Internal Revenue Code.
     (o) “Stock” shall have the following meaning:
     (1) For Restricted Stock and Restricted Stock Units granted prior to November 21, 2005,
     “Stock” shall initially mean the Class A Common Stock, Series 2, par value $0.01 per share, of the Corporation. On November 21, 2005, each four outstanding Restricted Stock or Restricted Stock Units shall become one outstanding Restricted Stock or Restricted Stock Unit, pursuant to Section 7, due to the one for four reverse stock split of the Corporation’s Class A Common Stock, Series 1, par value $0.01 per share, and Class A Common Stock, Series 2, par value $0.01 per share, that became effective immediately prior to the closing of the Corporations initial public offering on November 21, 2005. On May 20, 2006, each Restricted Stock and Restricted Stock Unit for Class A Common Stock, Series 2, par value $0.01 per share, of the Corporation shall become one Restricted Stock or Restricted Stock Unit for the Common Stock, par value $0.01 per share, of the Corporation.
     (2) For Restricted Stock Units granted and Restricted Stock issued on or after November 21, 2005 and before May 20, 2006,
     “Stock” shall initially mean the Class A Common Stock, Series 2, par value $0.01 per share, of the Corporation. On May 20, 2006, each Restricted Stock Unit for Class A Common Stock, Series 2, par value $0.01 per share, of the Corporation shall become one Restricted Stock Unit for the Common Stock, par value $0.01 per share, of the Corporation, and each share of Restricted Stock that is Class A Common Stock, Series 2, par value $0.01 per share, of the Corporation shall become one share of Restricted Stock that is Common Stock, par value $0.01 per share, of the Corporation.
     (3) For Restricted Stock Units granted and Restricted Stock issued on or after May 20, 2006,
     “Stock” shall mean the Common Stock, par value $0.01 per share, of the Corporation.

     (p) “Subsidiary” shall mean any corporation, other than the Corporation, in an unbroken chain of corporations beginning with the Corporation if, at the time of the grant of Restricted Stock or Restricted Stock Units, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50 percent or more of the combined voting power of all classes of stock in one of the other corporations in such chain.
     3. STOCK RESERVED UNDER PLAN
     The aggregate number of shares of Stock that may be issued under the Plan is 250,000 (prior to November 21, 2005, 1,000,000). Shares transferred under the Plan may be either authorized but unissued shares or issued but not outstanding shares. If any shares issued hereunder are thereafter acquired by the Corporation pursuant to rights reserved by the Corporation at the time of transfer as hereinafter described, such shares shall be added back to the number of shares reserved for issuance under the Plan. The number of shares of Stock shall be subject to adjustment in the manner provided in Section 8.
4.	ELECTION TO RECEIVE SHARES OF RESTRICTED STOCK OR RESTRICTED STOCK UNITS
     Each Outside Director may elect to receive all or a portion of his or her retainer and meeting fees relating to the Board or any Committee of the Board in shares of Restricted Stock or in Restricted Stock Units. In addition, each Outside Director may elect to receive all or a portion of his or her annual equity award in Restricted Stock Units.
     a. The election must be made in writing, shall apply to the Outside Director’s retainer, meeting fees and/or annual equity award received for services performed during a calendar year, and shall be irrevocable. Separate elections are required for an Outside Director’s retainer, meeting fees and annual equity award.
     b. The elections must be made before the last day of the calendar year preceding the calendar year in which the Outside Director earns the retainer, meeting fees or annual equity award, except that (i) any person who becomes an Outside Director (and who has not previously served as an Outside Director) other than at the beginning of a calendar year may make an “initial deferral election” (within the meaning of Treas. Reg. 1.409A-2(a)(7)) within the 30 days following the date on which such person first becomes an Outside Director, and (ii) elections may be made within thirty days after the Plan is first effective (February 1, 2003). For Outside Directors who make elections pursuant to clause (ii) of the preceding sentence, all such elections shall apply for the balance of the calendar year to the retainer, meeting fees and annual equity award earned (if any) for services performed during the year subsequent to the Outside Director’s valid election.
     c. The election may be made in any percentage, with a minimum of 10% and a maximum of 100% and may apply to each (or any) of the retainer, meeting fees (Board and/or Committees) and annual equity award.
     d. The number of shares of Restricted Stock or the number of Restricted Stock Units determined in respect of an Outside Director’s retainer and/or meeting fees shall be determined by dividing the deferred portion of the retainer and fees for the calendar quarter by 90% (prior to January 1, 2006, 100%) of the Fair Market Value of one share of Stock as of the end of such calendar quarter and rounded up to the next full number of shares.

     e. The number of Restricted Stock Units determined in respect of an Outside Director’s annual equity award shall be determined by dividing the dollar value of the deferred portion of the annual equity award by 100% of the Fair Market Value of one share of Stock as of the grant date of such annual equity award.
     5. RESTRICTED STOCK
     Shares of Restricted Stock issued under the Plan shall be subject to the following terms and conditions:
     a. Shares shall be issued as of the end of each calendar quarter with respect to retainer and meeting fees otherwise payable in that quarter.
     b. One third of shares issued in respect of an Outside Director’s retainer and/or meeting fees shall vest each year on the anniversary of the end of the calendar quarter.
     c. If, within three years from the end of the calendar quarter, the Outside Director’s service on the Board is terminated for any reason other than death, Cause, Disability or Retirement, the unvested shares of Restricted Stock issued under the Plan shall be repurchased by the Corporation at a per share price equal to the lesser of
          i. the retainer and meeting fees the Outside Director gave up to obtain such shares, or
          ii. the Fair Market Value of such shares as of the date the Outside Director’s service on the Board is terminated.
The purchase price shall be paid in cash to the Outside Director within thirty days after termination of service.
     d. If the Outside Director’s service on the Board terminates due to Cause, the Outside Director shall forfeit any unvested Shares and the Corporation shall pay the Outside Director the par value of $.01 per Share for each vested Share.
     e. If the Outside Director’s service on the Board terminates due to death, Disability, or Retirement, all unvested Shares shall be fully vested as of the date of termination of service.
     f. Shares of Restricted Stock issued under the Plan shall not be transferable and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of at any time prior to the vesting of such shares. Upon issuance, the Stock shall be fully paid and nonassessable and shall be issued in the name of the Outside Director. However, at the request of the Outside Director, the Stock may be issued in the names of the Outside Director and his or her spouse (i) as joint tenants with right of survivorship, (ii) as community property, or (iii) as tenants in common without right of survivorship or may be issued in the name of a child or a family trust.
     g. An Outside Director who receives shares of Restricted Stock under the Plan (or a permitted transferee) shall have all of the rights of a shareholder with respect to such Restricted Stock, including the right to receive dividends or other distributions in respect of such stock, and to vote such Restricted Stock as the record owner thereof, unless and until the Outside Director (or a permitted transferee) ceases to be the record owner of such Restricted Stock.
     h. Shares of Restricted Stock subject to the Plan may be subject to such other provisions, not inconsistent with the provisions of the Plan, as the Committee shall consider appropriate from time to time, including such provisions as may be appropriate to comply with federal, state and other securities laws and stock exchange requirements.
     6. RESTRICTED STOCK UNITS
     The number of Restricted Stock Units determined under Section 4 for each Outside Director shall be credited to a bookkeeping account established in the name of the Outside Director subject to the following terms and conditions:
     a. Deferrals in Respect of Retainer and Meeting Fees.
     i. For deferrals in respect of an Outside Director’s retainer and meeting fees, the number of Restricted Stock Units determined pursuant to Section 4(d) shall be credited as of the end of each calendar quarter with respect to such retainer and meeting fees otherwise payable in that quarter.
     ii. One third of the Restricted Stock Units credited to the Outside Director’s bookkeeping account in respect of an Outside Director’s retainer and meeting fees shall vest each year on the anniversary of the end of such calendar quarter.
     iii. During January of the first calendar year after the termination of the Outside Director’s service on the Board for any reason other than death, Cause, Disability or Retirement, the Corporation shall deliver to the Outside Director a number of shares of Stock equal to the number of Restricted Stock Units then credited to the Outside Director’s account together with a cash payment equal to the Fair Market Value of any fractional stock equivalent; provided, however, that any unvested Restricted Stock Units shall instead be distributed in cash equal to the lesser of:
     (1) the retainer and meeting fees the Outside Director deferred in respect of such Restricted Stock Unit, or
     (2) the Fair Market Value of a share of Stock on the date the Outside Director’s service on the Board terminated.
     iv. If an Outside Director’s service on the Board terminates due to Cause, the Outside Director shall forfeit all unvested Restricted Stock Units in the Outside Director’s account and the Corporation shall pay the Outside Director $0.01 per vested Restricted Stock Unit.
     v. If an Outside Director’s service on the Board terminates due to death, Disability or Retirement, all unvested Restricted Stock Units shall be fully vested as of the date of termination of service and a number of shares of Stock equal to the number of Restricted Stock Units then credited to the Outside Director’s account together with a cash payment equal to the Fair Market Value of any fractional stock equivalent shall be distributed during January of the first calendar year after the termination of the Outside Director’s service.
b. Deferrals in Respect of Annual Equity Awards.
     i. For deferrals in respect of an Outside Director’s annual equity award, the number of Restricted Stock Units determined pursuant to Section 4(e) shall be credited as of the grant date of such annual equity award.
     ii. One hundred percent (100%) of the Restricted Stock Units credited to the Outside Director’s bookkeeping account in respect of an Outside Director’s annual equity award shall vest on the one-year anniversary of the date of grant.
     iii. During January of the first calendar year after the termination of the Outside Director’s service on the Board for any reason, the Corporation shall deliver to the Outside Director a number of shares of Stock equal to the number of Restricted Stock Units then credited to the Outside Director’s account together with a cash payment equal to the Fair Market Value of any fractional stock equivalent; provided, however, that any unvested Restricted Stock Units shall be forfeited.
     iv. If an Outside Director’s service on the Board terminates due to Cause, the Outside Director shall forfeit all unvested Restricted Stock Units in the Outside Director’s account and the Corporation shall pay the Outside Director $0.01 per vested Restricted Stock Unit.
     c. If the Corporation pays a cash dividend with respect to Stock at any time while Restricted Stock Units are credited to an Outside Director’s account, there shall be credited to the Outside Director’s account additional Restricted Stock Units equal to:
     i. the cash dividend the Outside Director would have received had he or she been the actual owner of a number of Shares of Stock equal to the number of Restricted Stock Units then credited to the Outside Director’s account, divided by
     ii. the Fair Market Value of one share of Stock on the dividend payment date.
Any such additional Restricted Stock Units shall vest at the same time as the Restricted Stock Units with respect to which the additional Restricted Stock Units were credited.
     d. The Corporation’s obligation with respect to Restricted Stock Units shall not be funded or secured in any manner, nor shall an Outside Director’s right to receive payment be assignable or transferable, voluntarily or involuntarily, except as expressly provided herein.
     e. An Outside Director shall not be entitled to any voting or other shareholder rights as a result of the credit of Restricted Stock Units to the Outside Director’s account until the shares of Stock are issued. Upon issuance, the Stock shall be fully paid and nonassessable and shall be issued in the name of the Outside Director. However, at the request of the Outside Director, the Stock may be issued in the names of the Outside Director and his or her spouse (i) as joint tenants with right of survivorship, (ii) as community property, or (iii) as tenants in common without right of survivorship or may be issued in the name of a child or a family trust.

     i. For purposes of the Plan, the service of an Outside Director on the Board shall be considered to terminate at the time that the Outside Director incurs a Separation from Service.
     7. RECAPITALIZATIONS
     The number of unissued shares of Restricted Stock or the number of Restricted Stock Units shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only of Stock) or any other increase or decrease in the number of issued shares effected without receipt of consideration by the Corporation.
     Subject to the provisions of Section 10, if the Corporation is the surviving corporation in any merger or consolidation, each unissued share of Restricted Stock or Restricted Stock Unit shall pertain and apply to the securities to which a holder of the number of unissued Restricted Stock or Restricted Stock Units would have been entitled.
     To the extent that the foregoing adjustments relate to securities of the Corporation, such adjustments shall be made by the Committee, whose determination shall be conclusive and binding on all persons; provided, however, that any such adjustments pursuant to this Section 7 shall be effected in a manner intended to comply with Section 409A.
     Except as expressly provided in this Section 8 and Section 10,
     (a) the Outside Director shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, consolidation, or spin-off of assets or stock of another corporation, and
     (b) any issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment shall be made with respect to, the number of unissued Shares of Restricted Stock or Restricted Stock Units.
     Any Shares reserved under the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure; to merge or consolidate; or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.
     8. SECURITIES LAW REQUIREMENTS
     (a) Legality of Issuance. No shares shall be issued under the Plan unless and until the Corporation has determined that:
          (1) it and the Outside Director have taken all actions required to register the shares under the Act, or to perfect an exemption from the registration requirements of the Act or any state or other securities laws;
          (2) any applicable listing requirement of any stock exchange on which the Stock is listed has been satisfied; and

          (3) all other applicable provisions of Federal, state or any other law have been satisfied.
     Regardless of whether the issuance of shares under the Plan has been registered under the Act or has been registered or qualified under the securities laws of any state, the Corporation may impose restrictions upon the sale, pledge, or other transfer of such shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Corporation and its counsel, restrictions are necessary or desirable in order to achieve compliance with the provisions of the Act, the securities laws of any state, or any other law. If the issuance of shares under the Plan is not registered under the Act but an exemption is available that requires an investment representation or other representation, each Outside Director shall be required to represent that the shares are being acquired for investment, and not with a view to sale or distribution, and to make any other representations as are deemed necessary or appropriate by the Corporation and its counsel. Stock certificates evidencing shares acquired under the Plan pursuant to an unregistered transaction shall bear the following restrictive legend and any other restrictive legends as are required or deemed advisable under the provisions of any applicable law:
THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS (i) A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER, OR (ii) IN THE OPINION OF COUNSEL FOR THE ISSUER, SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT.
     Any determination by the Corporation and its counsel in connection with any of the matters set forth in this Section 10 shall be conclusive and binding on all persons.
     (b) Registration or Qualification of Securities. The Corporation may, but shall not be obligated to, register or qualify the issuance of shares under the Securities Act of 1933, as amended, or any other applicable law. The Corporation shall not be obligated to take any affirmative action to cause the issuance of shares under the Plan to comply with any law.
     (c) Exchange of Certificates. If, in the opinion of the Corporation and its counsel, any legend placed on a stock certificate representing shares issued under the Plan is no longer required, the holder of the certificate shall be entitled to exchange the certificate for a certificate representing the same number of shares but lacking the legend.
     9. LEGENDS
     The Corporation reserves the right to cause appropriate legends to be imprinted on the certificates representing shares to reflect all restrictions and limitations referred to in this Plan.
     10. TAXATION
     i. Notwithstanding any other provisions of the Plan to the contrary, the Plan is intended to meet the requirements of Section 409A , the regulations thereunder, and any additional guidance provided by the Treasury Department, and as such shall be interpreted, construed and administered in accordance with this intent, so as to avoid the imposition of taxes and penalties on an Outside Director pursuant to Section 409A. The Corporation shall have no liability to any Outside Director, such Outside Director’s beneficiary, heir, successor or otherwise if the Plan or any amounts paid or payable hereunder are subject to the additional tax and penalties under Section 409A.
     ii. If the Outside Director is deemed to be a “specified employee” (determined by the Corporation in accordance with Section 409A and Treasury Regulation Section 1.409A-3(i)(2)) as of the date that the Outside Director experiences a Separation from Service with the Corporation if any payment, benefit or entitlement provided for in the Plan or otherwise both (i) constitutes “nonqualified deferred compensation” within the meaning of and subject to Section 409A and (ii) cannot be paid or provided in a manner otherwise provided herein without subjecting the Outside Director to additional tax, interest and/or penalties under Section 409A, then any such payment, benefit or entitlement that is payable during the first six (6) months following the Separation from Service shall be paid or provided to the Outside Director in a lump sum cash payment to be made on the earlier of (x) the Outside Director’s death and (y) the first business day of the seventh (7th) month immediately following the Outside Director’s Separation from Service.
     iii. Prior to December 31, 2008, the Corporation operated the Plan in good faith compliance with Section 409A and certain Internal Revenue Service transitional rules then in effect. Written deferral and distribution elections made during, or with respect to, 2005-2008 shall remain in effect hereunder, even to the extent that the specific election choices offered for such years may not be available under the Plan and/or specific election choices available under the Plan may not have been offered, provided that subsequent actions with respect to such elections (e.g., changes thereto, forms of distribution, claims procedures) shall be governed by the terms of the Plan.
     11. ADMINISTRATION
     The Plan shall be administered and interpreted by the Committee. A Committee member shall in no event participate in any determination relating to Restricted Stock or Restricted Stock Units held by such Committee member. The interpretation and construction by the Committee of any provisions of the Plan shall be final and shall be given the maximum deference permitted under the law. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan.
     12. AMENDMENT OR TERMINATION
     The Board shall have the power to terminate the Plan at any time and to amend the Plan from time to time as it may deem proper; provided, however, that no such termination or amendment shall adversely affect any outstanding Restricted Stock or Restricted Stock Units; provided, further, that any such termination or amendment shall be effected in a manner intended to meet the requirements of Section 409A.
     13. EFFECTIVE DATE AND TERM
     The Plan shall first be effective with respect to retainer and meeting fees received after January 31, 2003. The Plan will have no specific term and shall expire only when all of the shares reserved hereunder are used.

     14. APPROVAL OF STOCKHOLDERS
     The Plan is not subject to approval by the Corporation’s stockholders.
     15. GOVERNING LAW
     The laws of the State of Georgia (without regard to conflict of laws provisions) shall govern all matters relating to this Plan, except to the extent superseded by Federal law.
     16. EXECUTION
     To record the adoption of this amendment and restatement of the Plan by the Board on February 3, 2006, the Corporation has caused its authorized officers to affix the corporate name and seal hereto.

     IN WITNESS WHEREOF, this amended and restated 2003 Restricted Stock Plan for Outside Directors is executed by duly authorized officers.

INTERCONTINENTALEXCHANGE, INC.
By	/s/ Jeffrey C. Sprecher
Jeffrey C. Sprecher,
Chairman and Chief Executive Officer

By	/s/ Johnathan H. Short
Johnathan H. Short,
Senior Vice President, General Counsel and Corporate Secretary

[Seal]